UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRIO PETROLEUM CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRIO PETROLEUM CORP.

5401 Business Park, Suite 115

Bakersfield, CA 93309

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on December 11, 2023

TO THE STOCKHOLDERS OF TRIO PETROLEUM CORP.:

Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Trio Petroleum Corp. (“the “Company,” “we,” “us,” or “our”), which will be held on December 11, 2023 at 1:00 p.m., Eastern Time/10:00 a.m., Pacific Time, as a virtual meeting, for the following purposes:

(1) To approve the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of certain convertible notes issued, or to be issued (the “Convertible Notes”), and upon the exercise of certain warrants issued, or to be issued (the “Warrants”), by the Company, in each case, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 4, 2023, by and between the Company and a certain institutional investor (the “Investor”), in connection with a private placement in accordance with NYSE American Rule 713(a)(ii); and

(2) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal No. 1.

Stockholders of record of the Company’s Common Stock at the close of business on October 13, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Special Meeting.

The Special Meeting will be held as a virtual meeting via live webcast on the Internet on December 11, 2023, at 1:00 p.m. Eastern Time/10:00 a.m. Pacific Time. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Special Meeting, vote, and submit your questions on the day of the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TPET2023SM and entering the control number included on your proxy card. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

It is anticipated that this proxy statement and the enclosed proxy card will first be mailed on or about October 30, 2023 to stockholders entitled to vote as of the close of business on October 13, 2023 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement online at: www.proxyvote.com, and how to submit your proxy to vote via the internet, telephone and/or mail.

Whether or not you plan to participate in this Special Meeting, virtually, your vote is very important and we encourage you to vote promptly. After reading this proxy statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the Special Meeting, virtually, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Michael L. Peterson
Michael L. Peterson
Chief Executive Officer and Director

Dated: October 30, 2023

TRIO PETROLEUM CORP.

5401 Business Park, Suite 115

Bakersfield, CA 93309

PROXY STATEMENT

for

Special Meeting of Stockholders

to be held December 11, 2023

The Company is soliciting proxies on behalf of the Board of Directors (the “Board”) in connection with the Special Meeting of the stockholders (the “Special Meeting”) of Trio Petroleum Corp., a Delaware corporation (the “Company,” “we,” “us,” or “our”), which will be held on December 11, 2023, at 1:00 p.m., Eastern Time 10:00 a.m., Pacific Time, as a virtual meeting, for the following purposes:

(1) To approve the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of certain convertible notes issued, or to be issued (the “Convertible Notes”), and upon the exercise of certain warrants issued, or to be issued (the “Warrants”), by the Company, in each case, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 4, 2023, by and between the Company and a certain institutional investor (the “Investor”), in connection with a private placement in accordance with NYSE American Rule 713(a)(ii); and

(2) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal No. 1.

The Board set October 13, 2023 as the record date (the “Record Date”) to determine those holders of the Common Stock who are entitled to notice of, and to vote at, the Special Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at during the 10-day period preceding the Special Meeting.

It is anticipated that on or about October 30, 2023, the Company will commence mailing to all stockholders of record, as of October 13, 2023 (the “Record Date”), this proxy statement and the enclosed proxy card. These proxy materials contain instructions on how to access this proxy statement online at: www.proxyvote.com, and how to submit your proxy to vote via the internet, telephone and/or mail.

IMPORTANT: Please mark, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the Special Meeting.

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of Trio Petroleum Corp. (the “Company,” “we,” “us,” or “our”) will deliver printed versions of these materials to you by mail on or around October 30, 2023, in connection with the solicitation of proxies for use at the Company’s Special Meeting, which will take place on December 11, 2023, at 1:00 p.m., Eastern Time 10:00 a.m., Pacific Time, as a virtual meeting.

As a stockholder, you are invited to participate in the Special Meeting, virtually, and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	this proxy statement for the Special Meeting; and

●	the proxy card or a voting instruction card for the Special Meeting.

What shares are included on the proxy card?

If you are a stockholder of record in the Record Date, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the proxy statement and proxy card, you may contact us at the following address and phone number:

Trio Petroleum Corp.

Corporate Secretary

5401 Business Park, Suite 115

Bakersfield, CA 93309

Telephone : (661) 324-3911

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Voting Information

What items of business will be voted on at the Special Meeting?

The items of business to be voted on by stockholders at the Special Meeting are:

(1) To approve the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of certain convertible notes issued (the “Convertible Notes”) and upon the exercise of certain warrants (the “Warrants”) issued, or to be issued by the Company, in each case, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 4, 2023, by and between the Company and a certain institutional investor (the “Investor”), in connection with a private placement in accordance with NYSE American Rule 713(a)(ii); and

(2) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal No. 1.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” approving Proposal No. 1 relating to the issuance of shares of our Common Stock representing more than 20% of our Common Stock outstanding upon the conversion of the Convertible Notes and the exercise of the Warrants in accordance with NYSE American Rule 713(a)(ii);

●	“FOR” approving adjourning the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposal No. 1.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on October 13, 2023 (the “Record Date”) will be entitled to vote at the Special Meeting. As of the Record Date, 29,496,492 shares of the Common Stock were outstanding and entitled to vote. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our principal executive offices at 5401 Business Park, Suite 115; Bakersfield, CA 93309

If you would like to examine the list for any purpose germane to the Special Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC (“VStock”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Time, on December 8, 2023. Stockholder may submit proxies by completing, signing, and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

●	By Attending the Meeting Virtually: Please follow the instructions in the “How can I participate and vote in the Special Meeting” section of this proxy statement.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on December 10, 2023 to be counted. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Daylight Time on December 10, 2023, to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to participate in the Special Meeting, virtually. However, since you are not the stockholder of record, you may not vote these shares in person, virtually, unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank, or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of Common Stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Pursuant to the provisions of the Company’s Amended and Restated Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Based on there being 29,496,492 shares of our Common Stock outstanding and entitled to vote on the Record Date, the presence, in person or by proxy, of stockholders holding an aggregate of 14,748,247 shares of Common Stock will be required to constitute a quorum for purposes of taking action at the Special Meeting.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 – Approval of Issuance of More than 20% of our Common Stock Upon Conversion of the Convertible Notes and Exercise of the Warrants	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No
No. 2– Adjourn the Special Meeting to solicit more votes to approve Proposal No. 1	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No

What is the effect of abstentions and broker non-votes?

Abstentions will have the same effect as an “AGAINST” vote while broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal Nos. 1 and 2.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the vote on the above proposals. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. There are no routine matters included at the Special Meeting. Banks and brokers may not vote any of the proposals being presented at the Special Meeting if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Special Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the Special Meeting, virtually, and voting electronically (although attendance at the Special Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, VStock, together with your email address as described below, by attending the Special Meeting, virtually, and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Special Meeting.

Who will bear the cost of soliciting votes for the Special Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our Executive Officers, Directors, and employees. No additional compensation will be paid to our Executive Officers, Directors or employees for such solicitation.

Proxies with respect to the Special Meeting may be solicited by telephone, by mail on the Internet or in person.

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK, PAR VALUE $0.0001 PER SHARE (THE “COMMON STOCK”), REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING UPON THE CONVERSION OF CERTAIN CONVERTIBLE NOTES ISSUED (THE “CONVERTIBLE NOTES”) AND UPON THE EXERCISE OF CERTAIN WARRANTS (THE “WARRANTS”) ISSUED, OR TO BE ISSUED BY THE COMPANY, IN EACH CASE, PURSUANT TO A SECURITIES PURCHASE AGREEMENT (THE “PURCHASE AGREEMENT”), DATED AS OF OCTOBER 4, 2023, BY AND BETWEEN THE COMPANY AND A CERTAIN INSTITUTIONAL INVESTOR (THE “INVESTOR”), IN CONNECTION WITH A PRIVATE PLACEMENT IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain stockholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our outstanding shares of Common Stock on the date of any such sale, issuance or potential issuance for less than the greater of book or market value of the shares.

Securities Purchase Agreement

On October 4, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). The Purchase Agreement provides for loans in an aggregate principal amount of up to $3.5 million under two tranches (the “Financing”). As of October 4, 2023, the initial closing date, the Investor funded $1.86 million (less commitment fees and net of original issue discount of 7%) (the “First Tranche”) and the Investor has agreed to fund the remaining $1.395 million (less commitment fees and net of original issue discount of 7%) (the “Second Tranche”) after the Company provides written confirmation to the Investor and, subject to the mutual consent of the Investor and the Company, that (i) stockholder approval of the transactions has been obtained, for the purpose of complying with the NYSE/NYSE American Rules requiring stockholder approval for the issuance by the Company of shares of its common stock, par value $0.0001 (“Common Stock”), equal to or in excess of 5,899,298 shares of Common Stock (20% of 29,496,492 shares of Common Stock outstanding on October 4, 2023) (the “20% Threshold”), in connection with the conversion and exercise of the securities issued pursuant to the provisions of the Purchase Agreement; (ii) a resale Registration Statement on Form S-1 (the “Resale Registration Statement”) has been declared effective by the Securities and Exchange Commission (the “SEC”) for the registration of the shares of Common Stock issuable upon (x) conversion of the Convertible Note, due April 4, 2025, issued in connection with the First Tranche (the “First Tranche Convertible Note”) and (y) exercise of Warrant issued in connection with the First Tranche (the “First Tranche Warrant”); and (iii) there is no Event of Default (as defined in the Purchase Agreement) that has occurred or will occur as a result of such additional funding and in full force and effect.

For a further description of the Purchase Agreement see Exhibits 10.2 filed as an exhibit to the Company’s Current Report Form 8-K, filed with the SEC on October 4, 2023 (the “Form 8-K”).

Shares of Common Stock Issuable upon the Conversion of the Convertible Note and the Exercise of the Warrants

The First Tranche Convertible Note, if converted at the Fixed Conversion Price of $1.20 per share, as provided in the First Tranche Convertible Note, is convertible into 1,666,666 shares of Common Stock. The First Tranche Convertible Note contains alternative conversion prices, which include computations based on the volume-weighted average price (“VWAP”) of our Common Stock, as well as certain adjustments in the conversion price. The First Tranche Convertible Note also allows for repayment of the principal amount in shares of our Common Stock under certain circumstances. The First Tranche Convertible Note also provides for a floor conversion price of $0.35 (the “Floor Price”). If the entire $2 million outstanding balance of the First Tranche Convertible Note were converted at the Floor Price, it would result in our issuance of 5,714,286 shares of Common Stock. Further, the First Tranche Warrant is exercisable for up to 866,702 shares of Common Stock, at an initial exercise price of $1.20 per share, subject to certain adjustments, In the event of the full conversion of the First Tranche Convertible Note and the full exercise of the First Tranche Warrant, it would result in our issuance of a total of 6,580,988 shares of Common Stock, which would exceed the 20% Threshold. For further descriptions of the First Tranche Convertible Note and the First Tranche Warrant see Exhibits 4.1 and 4.2 filed as exhibits to the Form 8-K.

In the event that the Second Tranche is consummated, we will issue the second of the Convertible Notes (the “Second Tranche Convertible Note”), in a principal amount of $1.5 million. The Second Tranche Convertible Note would initially be convertible into an additional 1,250,000 shares of Common Stock or an additional 4,285,715 shares of Common Stock, if fully-converted at the Floor Price. The second of the Warrants (the “Second Tranche Warrant”) would be exercisable for a number of shares of Common Stock equal to $375,000 divided by the VWAP of our Common Stock on the trading day immediately prior to the issuance of the Second Tranche Warrant. All other provisions of the Second Tranche Convertible Note and the Second Tranche Warrant will be the same as the corresponding provisions in the First Tranche Convertible Note and Second Tranche Warrant, respectively. Any conversion of the Second Tranche Note and/or the Second Tranche Warrant would also result in the issuance of shares of Common Stock in excess of the 20% Threshold.

Why Approval is Needed and Proposed Use of Funds

As described above, at the time of the execution of the Purchase Agreement, assuming full conversion of the First Tranche Convertible Note at the Floor Price and full exercise of the First Tranche Warrant, the number of shares of Common Stock which would have been issuable would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain stockholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal No. 1 to issue the Convertible Notes, the Warrants and the maximum number of shares of Common Stock that could be issued upon full conversion and exercise thereof, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Assuming this Proposal No. 1 is approved by the stockholders, and the Investor purchases up to the full $3.255 million in the Financing, we currently anticipate that the net proceeds raised from the Financing would be used for working capital and general corporate purposes.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal 1 at the Special Meeting, we would be required to continue to seek such stockholder approval, again, every 30 days thereafter, either by adjourning the Special Meeting any subsequent meetings or by calling additional special meetings of stockholders, until the earlier of (i) such stockholder approval is obtained or (ii) the First Tranche Convertible Note is no longer outstanding. Any such adjournments or calling of additional special meetings of stockholders could result in our having to incur substantial additional expenses. Additionally, unless and until we are able to obtain such stockholder approval, we will be unable to close on the Second Tranche of the Financing, resulting in our inability to obtain the additional $1.395 million of net proceeds to be funded by the Investor in the Second Tranche. As a result, the Company would need to seek alternative sources of financing in order to fund all of the uses of net proceeds described above. Any such alternative sources of financing may not be available to the Company or may not be available on commercially reasonable terms.

The failure of the stockholders to approve Proposal No. 1 and not otherwise obtain such stockholder approval on or before December 13, 2023, would constitute an Event of Default (as such term in defined in the First Tranche Convertible Note), which would result in the Company having to pay the Mandatory Default Amount (120% of the outstanding principal and accrued and unpaid interest, if any), and the Investor would also have the option to accelerate repayment of the First Tranche Convertible Note, including by converting the Mandatory Default Amount at the Alternative Conversion Price (as such term is defined in the First Tranche Convertible Note). Furthermore, if we were unable to issue all of the shares of Common Stock that are issuable under the First Tranche Convertible Note and the First Tranche Warrant, because such number of shares of Common Stock exceeds the 20% Threshold, that would also constitute an Event of Default under the First Tranche Convertible Note.

Approval Required

The approval of Proposal No. 1 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting. Abstentions have the effect of a vote “AGAINST” Proposal No. 1 and broker “non-votes” will have no effect with respect to the approval of Proposal No.1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian or other nominee holder cannot vote your shares for Proposal No. 1, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

Overview

Proposal No. 2 (the “Adjournment Proposal”), if adopted, will allow the Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s stockholders, in the event that, notwithstanding management’s having used commercially reasonable efforts to obtain the approval of the stockholders to Proposal No. 1, based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1.

Vote Required for Approval

The approval of Proposal No. 2 requires the affirmative vote of holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Special Meeting. Abstentions have the effect of a vote “AGAINST” Proposal No. 2 and broker “non-votes” will have no effect with respect to the approval of the Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares for Proposal No. 2, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

OTHER INFORMATION

Important Notice Regarding Delivery of Stockholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this proxy statement to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will, upon request, deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to Corporate Secretary, Trio Petroleum Corp., 5401 Business Park, Suite 115, Bakersfield, CA 93309. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian, or other nominee holder.

By Order of the Board of Directors,

/s/ Michael L. Peterson
Michael L. Peterson
Chief Executive Officer and Director

October 30, 2023

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TPET2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25346-Z86362

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIO PETROLEUM CORP.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V25347-Z86362

TRIO PETROLEUM CORP.
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 11, 2023 1:00 PM ET/10:00 AM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Frank C. Ingriselli and Michael L. Peterson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIO PETROLEUM CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m., Eastern Time/10:00 a.m., Pacific Time on December 11, 2023, at www.virtualshareholdermeeting.com/TPET2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side